FOR IMMEDIATE RELEASE                                               EXHIBIT 99.1



June 30, 1997 _ NationsBank Corporation and Montgomery Securities today announced an agreement under which NationsBank will acquire Montgomery, creating one of the nation's top full-service investment banking organizations.

NationsBank will pay $1.2 billion in the acquisition in a combination of 70 percent cash and 30 percent stock. The transaction, which is subject to regulatory approvals, is expected to close in the fourth quarter of 1997.



"The addition of Montgomery to our organization will create enormous value for our clients," said Ed Brown, president of NationsBank Global Finance. "Our goal is to be important partners with, and advisors to, our corporate and commercial clients. Montgomery's proven capabilities and expertise, particularly in equity distribution  and its unique franchise in the growth sectors of the economy  are a critical part of our overall vision for our corporate and commercial finance business."



Thomas Weisel, chief executive officer of Montgomery, said, "The combination of our two companies is a great fit and will allow us to reach our goal of providing one-stop shopping to our clients. Culturally, we are both extremely performance driven and team oriented. There also is real synergy between our two businesses. The breadth of the NationsBank corporate client base coupled with our investment banking, research and advisory capabilities will create a formidable player in the investment banking arena."



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Montgomery will retain significant autonomy and will continue to build on its success of the past 26 years. Montgomery will become part of NationsBanc Capital

Markets, Inc., the NationsBank section 20 subsidiary; this subsidiary will be renamed NationsBanc Montgomery Securities, Inc. Weisel will become chairman of the section 20 subsidiary.



As part of the purchase agreement, NationsBank will create a $100 million pool for the long-term retention of key Montgomery non-partner personnel. The pool will be funded 50 percent by stock options and 50 percent by cash.



"This combination makes good sense on several levels," said NationsBank Vice

Chairman and Chief Financial Officer James H. Hance Jr. "We share an interest and expertise in many of the same industry specialties, such as telecommunications, financial services, health care and technology.



"Additionally, our businesses are very complementary _ we bring capabilities such as syndicated lending, structured finance, high grade and risk management to the table while Montgomery brings equity distribution and research. At the same time we each have strong capabilities in high yield, fixed-income research,

institutional sales and mergers and acquisitions advisory services which will be greatly enhanced through the merger."



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Montgomery Securities is one of the nation's premier investment banking and institutional brokerage firms. Dedicated to growth companies, Montgomery combines focus and specialization in research and investment banking with bulge-

bracket capabilities in global distribution and large-block trading. Montgomery has offices in San Francisco, New York and Boston.



NationsBanc Capital Markets, Inc. is the fixed-income and investment banking subsidiary of NationsBank with approximately $534 million in regulatory capital.

It is registered as a broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers. NationsBanc

Capital Markets, Inc. has more than 800 investment professionals located in

Boston, Charlotte, Chicago, Dallas, Los Angeles and New York. The company is a full-service provider of fixed-income services to banking clients and investors.



NationsBank has primary retail and commercial banking operations in 16 states and the District of Columbia.  At March 31, 1997, the corporation had total assets of $239 billion.



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Contact:  Virginia Mackin, NationsBank       704 386-7519

          Todd Rubenson, NationsBank         704 386-4401

          Amanda Duckworth, Montgomery       415 627-3172

          Jennifer Smith, Montgomery         415 249-5968